Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
BancTrust Financial Group, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-71910, 333-87659, 333-76575, 333-106621, 333-143806 and 333-158410) on Forms S-8 and (Nos. 333-153871 and 333-115129) on Forms S-3 of our reports, dated March 17, 2010, related to the consolidated statements of condition of BancTrust Financial Group, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income (loss), shareholders’ equity and comprehensive income (loss) and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in BancTrust Financial Group, Inc.’s 2009 Annual Report on Form 10-K.  As referenced in our report and as further described in Note 15 to the consolidated financial statements, the Company changed its accounting method of measuring the liability and related expense of a supplemental retirement plan in 2008.

/s/ Dixon Hughes PLLC

Atlanta, Georgia
March 17, 2010